Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (March 1, 2017)    Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 31, 2016 of $22,217,600 or $5.13 per share diluted, compared to net income of $21,799,700 or $4.69 per share diluted, in 2015.  The fourth quarter 2016 net income was $6,166,200 or $1.41 per share diluted, compared to net income of $5,654,400 or $1.31 per share diluted, for the same period last year. Revenues for the year ended December 31, 2016 were $66,580,300,  down from $69,447,800 in 2015.

“During the year, we experienced growth in our leasing portfolio and made steady progress in both the performance and number of our franchised locations.” stated Brett D. Heffes, Chief Executive Officer.

Winmark Corporation creates, supports and finances business. At December 31, 2016, there were 1,186 franchises in operation under the brands Plato's Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®. An additional 74 retail franchises have been awarded but are not open. In addition, at December 31, 2016, the Company had a lease portfolio equal to $41.4 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 31, 2016	December 26, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$ 1,252,900	$ 1,006,700
Marketable securities	199,900	227,800
Receivables, net	1,479,200	1,416,900
Restricted cash	40,000	25,000
Net investment in leases - current	17,004,800	17,741,500
Income tax receivable	1,678,800	3,290,400
Inventories	87,500	45,200
Prepaid expenses	1,050,700	677,800
Total current assets	22,793,800	24,431,300
Net investment in leases – long-term	24,410,700	21,246,000
Property and equipment, net	769,600	1,121,500
Goodwill	607,500	607,500
	$ 48,581,600	$ 47,406,300

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$ 1,990,000	$ 1,990,000
Accounts payable	1,692,000	1,643,300
Accrued liabilities	1,811,100	1,875,700
Discounted lease rentals	-	38,700
Deferred revenue	1,864,700	1,963,200
Total current liabilities	7,357,800	7,510,900

Long-Term Liabilities:
Line of credit	23,400,000	42,400,000
Notes payable, net	19,926,500	21,916,500
Deferred revenue	1,423,800	1,421,600
Other liabilities	993,600	1,216,300
Deferred income taxes	3,331,900	3,614,800
Total long-term liabilities	49,075,800	70,569,200
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,165,769 and 4,124,767 shares issued and outstanding	2,976,100	406,500
Accumulated other comprehensive loss	(9,900)	(32,900)
Retained earnings (accumulated deficit)	(10,818,200)	(31,047,400)
Total shareholders' equity (deficit)	(7,852,000)	(30,673,800)
	$ 48,581,600	$ 47,406,300

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
REVENUE:
Royalties	$ 11,854,100	$ 10,681,300	$ 43,994,900	$ 41,908,000
Leasing income	4,444,600	4,645,800	17,283,600	21,565,700
Merchandise sales	334,500	634,600	2,216,900	2,816,900
Franchise fees	257,000	534,600	1,624,800	1,788,100
Other	475,700	451,200	1,460,100	1,369,100
Total revenue	17,365,900	16,947,500	66,580,300	69,447,800
COST OF MERCHANDISE SOLD	316,600	597,500	2,101,400	2,653,100
LEASING EXPENSE	313,400	818,000	2,323,800	5,759,300
PROVISION FOR CREDIT LOSSES	70,500	(26,300)	18,500	(149,700)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,164,100	5,867,700	23,835,600	24,094,400
Income from operations	10,501,300	9,690,600	38,301,000	37,090,700
INTEREST EXPENSE	(556,000)	(659,300)	(2,342,800)	(1,802,200)
INTEREST AND OTHER INCOME (EXPENSE)	(4,900)	(1,900)	(12,200)	(63,700)
Income before income taxes	9,940,400	9,029,400	35,946,000	35,224,800
PROVISION FOR INCOME TAXES	(3,774,200)	(3,375,000)	(13,728,400)	(13,425,100)
NET INCOME	$ 6,166,200	$ 5,654,400	$ 22,217,600	$ 21,799,700
EARNINGS PER SHARE – BASIC	$ 1.49	$ 1.37	$ 5.39	$ 4.89
EARNINGS PER SHARE – DILUTED	$ 1.41	$ 1.31	$ 5.13	$ 4.69
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	4,148,021	4,129,266	4,122,854	4,458,927
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,359,170	4,331,634	4,330,490	4,651,527